Exhibit 99.4

Consent of Person to Become Director

Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name and to being named in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 (the “Registration Statement”) of Cambridge Holdco, Inc., and any amendments or supplements thereto, as a person to become a director of Cambridge Holdco, Inc. upon consummation of the mergers described in the Registration Statement, to all references to the undersigned in connection therewith, and to the filing or attachment of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ Yang Jian Guo

December 22, 2014